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                                                                Exhibit 99.1


                            [SOLUTIA letterhead]







   FOR IMMEDIATE RELEASE
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                                       MEDIA: Dan Jenkins (314) 674-8552
                                       INVESTORS: Tim Spihlman (314) 674-5206



                  SOLUTIA COMPLETES EXTENSION AND UPSIZING
                      OF DEBTOR-IN-POSSESSION FINANCING
                          AT REDUCED INTEREST RATE

ST. LOUIS - MARCH 17, 2006 -- Solutia Inc. (OTCBB: SOLUQ), a leading manufacturer and provider of interlayers for laminated glass, aftermarket window films, specialty chemicals and an integrated family of nylon products, today announced it has successfully completed the extension and upsizing of its debtor-in-possession (DIP) credit facility at a reduced interest rate. Solutia's amended DIP credit facility matures March 31, 2007, which represents a more than nine month extension. The size of the amended DIP credit facility is $825 million, which is an increase of $300 million. The interest rate for the $650 million term loan portion of the DIP credit facility is LIBOR plus 350 basis points, a 75 basis point reduction from the rate on the previous $350 million of term loans. The revolver portion of the DIP credit facility is unchanged, at $175 million with an interest rate of LIBOR plus 225 basis points. The DIP credit facility can be repaid by Solutia at any time without prepayment penalties. Citigroup acted as lead arranger in the successful syndication of the financing.


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         "Our ability to successfully upsize and extend our DIP credit facility while reducing our interest rate is indicative of the positive momentum Solutia is gaining as it heads toward emergence from Chapter 11, which we anticipate later this year," said Jim Sullivan, chief financial officer, Solutia Inc.

         Solutia filed its Plan of Reorganization and Disclosure Statement with the U.S. Bankruptcy Court for the Southern District of New York on Feb. 14, 2006. The Disclosure Statement hearing is scheduled for May 1, 2006.

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FORWARD LOOKING STATEMENT

         This press release contains forward-looking statements. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by the forward looking statements. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things: (i) the ability of Solutia to develop, prosecute, confirm and consummate one or more Chapter 11 plans of reorganization; (ii) the potential adverse impact of the Chapter 11 filing on Solutia's operations, management and employees, and the risks associated with operating businesses under Chapter 11 protection; (iii) the ability of Solutia to comply with the terms of the DIP financing facility;
(iv) world economic conditions, competitive pressures, gain or loss of significant customers, labor relations and disruption of operations, raw material and energy costs, currency and interest rate fluctuations, success in implementing pricing actions and managing spending, operating rates, cost of debt, environmental compliance and remediation and other factors; (v) customer response to the Chapter 11 filing; and (vi) the risk factors or uncertainties listed from time to time in Solutia's filings with the Securities and Exchange Commission and with the U.S. Bankruptcy Court in connection with the Company's Chapter 11 filing. Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected.


CORPORATE PROFILE

         Solutia (http://www.Solutia.com) uses world-class skills in applied chemistry to create value-added solutions for customers, whose products improve the lives of consumers every day. Solutia is a world leader in performance films for laminated safety glass and after-market applications; process development and scale-up services for pharmaceutical fine chemicals; specialties such as water treatment chemicals, heat transfer fluids and aviation hydraulic fluid and an integrated family of nylon products including high-performance polymers and fibers.
Solutia ... Solutions for a Better Life.


SOURCE: SOLUTIA INC.
ST. LOUIS
3/17/06


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